                                                                EXHIBIT NO. 21.1

                             COGENTRIX ENERGY, INC.
                                  SUBSIDIARIES

Cogentrix Energy, Inc. (NC)
         Cogentrix Delaware Holdings, Inc. (DE)
                  Cogentrix Holdings Corporation (NC)
                           Cogentrix, Inc. (NC)
                                    Cogentrix Eastern Carolina Corporation (NC)
                                    Cogentrix of North Carolina Holdings, Inc. (NC)
                                            Cogentrix of North Carolina, Inc. (NC)
                                            Roxboro/Southport I, Inc. (NC)*
                                                     Roxboro/Southport II, Inc. (NC)*
                                                              Roxboro/Southport General
                                                              Partnership (NC)*
                                    Cogentrix of Virginia, Inc. (VA)
                                    Cogentrix Virginia Leasing Corporation (NC)
                           Cogentrix of Richmond, Inc. (NC)
                           Cogentrix of Rocky Mount, Inc. (NC)
                                    Cogentrix of Pennsylvania, Inc. (DE)
                                    ReUse Technology, Inc. (NC)
                                    (doing business as RT Soil Sciences)
                                    Cogentrix - Mexico, Inc. (NC)
                                            Cogeneracion Mexicana, S.A. de C.V. (Mexico)
                                    CI Properties, Inc. (NC)
                                    Cogentrix of Asia Pte Ltd. (Singapore)
                  Cogentrix of Latin America, Inc. (NC)
                  Cogentrix of Vancouver, Inc. (NC)
                  Cogentrix of Rathdrum I, Inc. (NC)*
                  Cogentrix of Rathdrum II, Inc. (NC)*
                           Rathdrum Generation Partners Limited Partnership (DE)*
                  Cogentrix of Birchwood I, Inc. (DE)*/**
                  Cogentrix of Birchwood II, Inc. (DE)*
                           Cogentrix/Birchwood One Partners (DE)*/**
                                    Cogentrix/Birchwood Two, L.P. (DE)**
                  Cogentrix Energy Power Marketing, Inc. (NC)
                  Cogentrix of Ft. Davis I, Inc. (DE)
                  Cogentrix Greenhouse Investments, Inc. (DE)*
                  Cogentrix of Pocono, Inc. (DE)*
                  Cogentrix of Marfa, Inc. (DE)*
                  Cogentrix of Buffalo, Inc. (DE)*
         Cogentrix International Holdings, Inc. (DE)
                  Cogentrix International Limited (Grand Cayman)
                  Cogentrix of Brazil, Inc. (DE)
                           Cogentrix do Brasil Ltda. (Brazil)
                  Cogentrix International Holdings, BV (Netherlands)
                           Cogentrix Mauritius Company (Mauritius)
                           Yellow Sea Cogeneration Company (Mauritius)
                  Liberty Power/Cogentrix Bolivia, Inc. (DE)

(Partners and Partnerships denoted by asterisk)
